                     FIRST AMENDMENT TO MASTER FACILITY AGREEMENT


     THIS FIRST AMENDMENT TO MASTER FACILITY AGREEMENT (the "Amendment") dated March 25, 1998, but effective as of March 23, 1998 (the "Effective Date") is made by and between C. BREWER HOMES, INC., a Delaware corporation (the "Borrower") and BANK OF HAWAII, a Hawaii corporation (the "Bank").

                                  R E C I T A L S:

     A. The Bank and the Borrower are parties to that certain unrecorded Master Facility Agreement (Consolidated and Restructured) dated July 25, 1997 (the "Master Facility Agreement") under which the Bank made available to Borrower the following facilities:

          1. A revolving construction line of credit (the "Construction LOC") on a revolving basis up to the principal amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00).

          2. A commercial mortgage loan in the original principal amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) (the "Mauka Land Loan").

          3. A revolving working capital line of credit (the "Working Capital LOC") under which the Bank will extend credit to the Borrower from time to time until the Maturity Date on a revolving basis up to the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00).

          4. A commercial mortgage loan in the original principal amount of THREE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($3,200,000.00) (the "Makai Land Loan").

          5. A commercial mortgage loan in the original principal amount of FOUR MILLION SIX HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($4,620,000.00) (the "Puueo Land Loan").

          6. A commercial mortgage loan in the original principal amount of FOUR MILLION SIX HUNDRED TWENTY-THREE THOUSAND FOUR HUNDRED EIGHT AND NO/100 DOLLARS ($4,623,408.00) (the "Other Land Loan").

     B. The Construction LOC, the Mauka Land Loan, the Working Capital LOC, the Makai Land Loan, the Puueo Land Loan, and the Other Land Loan are hereinafter collectively referred to as the "Facilities" and, as the context requires, each may be referred to as a "Facility". Under the terms of the Master Facility Agreement, the total maximum outstanding balances under the Facilities shall not exceed in the aggregate, at any one time, $31,443,408.00. Unless otherwise defined in this Amendment, capitalized terms have the same meaning given in the Master Facility Agreement.

     C. Repayment of the Notes evidencing the Facilities was secured by the following collateral documents (collectively, the "Collateral Documents"):

          1. First Mortgage, Security Agreement and Financing Statement made by Borrower, as mortgagor, in favor of Bank, as mortgagee, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 95-115642, as amended by that certain Amendment to First Mortgage, Security Agreement and Financing Statement recorded in said Bureau as Document No. 96-130600, as further amended by that certain Second Amendment to First Mortgage, Security Agreement and Financing Statement recorded in said Bureau as Document No. 97-100779 (as amended, the "Mortgage").

          2. Financing Statement made by Borrower, as debtor, in favor of Bank, as secured party, recorded in said Bureau as Document No. 95-115643.

          3. Financing Statement made by Borrower, as debtor, in favor of Bank, as secured party, recorded in said Bureau as Document No. 97-100780.

          4. An unrecorded Assignment of Sales Contracts, Escrow Deposits and Escrow Agreement made by Borrower in favor of Bank dated August 31, 1995.

          5. An unrecorded Assignment of Sales Contracts, Escrow Deposits and Escrow Agreement and Amendment made by Borrower in favor of Bank dated July 25, 1997.

          6. An unrecorded Hazardous Materials Indemnity Agreement dated August 31, 1995, made by Borrower in favor of Bank.

          7. An unrecorded Hazardous Materials Indemnity Agreement and Amendment dated July 25, 1997, made by Borrower in favor of Bank.

     D. Under the terms of Section 3.1 of the Master Facility Agreement, a Bulk Sale of Property triggers a mandatory reduction in principal equal to one hundred percent (100%) of the gross sales proceeds less reasonable closing costs to be applied to the Facilities in the order specified in the Master Facility Agreement.

     E. Under the terms of Section 3.1 of the Master Facility Agreement, a sale of all or any portion of the Other Parcels triggers a mandatory reduction in principal equal to one hundred percent (100%) of gross sales proceeds less reasonable closing costs to be applied to the Facilities in the order specified in the Master Facility Agreement.

     F.   The Borrower has entered into the following agreements:

          1. Purchase and Sales Agreement and Instructions to Escrow dated December 15, 1997 (the "Nanea Purchase Agreement") with Jesse E. Spencer, as buyer for the sale of the 80-lot Nanea subdivision (the "Nanea Parcel"), which is a portion of the Property.

          2. Purchase and Sale Agreement dated September 12, 1997, as amended by an Amendment to Purchase and Sale Agreement dated February 11, 1998 (the "Iao II Purchase Agreement") with Stanford S. Carr Development Corporation, as buyer for the property commonly known as "Iao II" (the "Iao II Parcel").

     G. The Borrower is required to undertake and complete certain infrastructure improvements to the Nanea Parcel (collectively, the "Infrastructure Improvements"), which improvements are more particularly described in the Nanea Purchase Agreement.

     H. The Borrower has requested, and the Bank has agreed, to set aside funds from the sale of the Iao II Parcel to pay for roadway improvements (as required by the County of Maui) to extend Kuikahi Roadway in order to connect Waiale Road to Honoapiilani Highway (collectively, the "Roadway Improvements").

     I. Under the terms of the Master Facility Agreement, the sale of the Nanea Parcel would be deemed a Bulk Sale of Property while the sale of the Iao II Parcel would be deemed a sale of Other Parcels.

     J. C. Brewer and Company, Limited, a Hawaii corporation (the "Guarantor") executed that certain unrecorded Guaranty dated July 25, 1997 in favor of the Bank (the "Guaranty") in which the Guarantor guaranteed the Borrower's obligations with respect to the Working Capital LOC.

     K. Borrower has requested and the Bank has agreed to, among other things, amend the terms of the Master Facility Agreement, subject to and upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of: an agent's fee of $29,750.00, due upon the execution of this Amendment; a facility fee of $37,160.00, $18,580.00 of which shall be due and payable to the Bank on June 1, 1998 and the remaining $18,580.00 which shall be due and payable on September 1, 1998; the mutual covenants herein provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Master Facility Agreement and the Collateral Documents are amended as follows:

          1.   EXTENSION OF MATURITY DATE. The definition of "Maturity Date" in
Section 11.1 of the Master Facility Agreement is hereby amended in its entirety to read as follows:

               "MATURITY DATE" shall mean December 1, 1998.

          2.   ALLOCATION OF PARTIAL RELEASE PRICE.

               a. With respect to Units closing on or after the Effective Date, Sections 3.1(c)(2)(i) and 3.1(f)(2)(i) are hereby amended so that the percentage of Net Sales Proceeds from the sale of each Unit to be applied as a mandatory principal reduction for the Working Capital LOC and the Other Land Loan is in accordance with the following table for sales of Units closing during the applicable time periods specified as follows:


                                   %  OF NET SALES PROCEEDS FROM EACH UNIT
     FACILITY                      INTERIM PERIOD      REMAINING TERM
     --------                      --------------      --------------
Construction LOC                          70%                 70%
Working Capital LOC                       20%                 27%
Other Land Loan                            3%                  3%
                                         ----                ----
Total % of Net Sales Proceeds             93%                100%


               b. The "Interim Period" shall commence on the Effective Date and end on the earlier of: (i) the later to occur of the closing date of the Nanea Purchase Agreement or the closing date of the Iao II Purchase Agreement (such later date to be referred to as the "Outside Closing Date"); and
(ii) April 1, 1998.

               c. The "Remaining Term" shall commence on the date immediately succeeding the last day of the Interim Period and end on the Maturity Date.

               d. The percentage of Net Sales Proceeds from the sale of each Unit to be applied as a mandatory principal reduction for the Construction LOC remains unchanged at 70% pursuant to Section 3.1 (a)(2)(i). If the outstanding balance of the Construction LOC has been fully paid, the percentage of the partial release price allocated to the Construction LOC shall be applied in accordance with Section 3.1(a)(2)(i) in the order of priority specified as follows:

                    i.   The Other Land Loan.

                    ii.  The Puueo Land Loan.

                    iii. The Mauka Land Loan.

                    iv.  The Makai Land Loan.

                    v.   The Working Capital LOC.

               e. If the outstanding balance of the Working Capital LOC has been fully paid, the percentage of the partial release price allocated to the Working Capital LOC shall be applied to and allocated among the other Facilities at the Bank's sole discretion pursuant to Section 3.1(c)(2)(i).

               f. If the outstanding balance of the Other Land Loan has been fully paid, the percentage of the partial release price allocated to the Other Land Loan shall be applied in accordance with Section 3.1(f)(2)(i) in the order of priority specified as follows:

                    i.   Construction LOC.

                    ii.  The Puueo Land Loan.

                    iii. The Mauka Land Loan.

                    iv.  The Makai Land Loan.

                    v.   The Working Capital LOC.

               g. During the Interim Period, the remaining 7% of Net Sales Proceeds from the sale of each Unit shall be deposited into an interest-bearing account under the control of the Bank and assigned to the Bank as additional security for the Facilities (the "Assigned Account").

          3. MANDATORY PAYMENT REDUCTION FOR SALE OF NANEA PARCEL. Notwithstanding the provisions of Section 3.1(a)(2)(iii), if the sale of the Nanea Parcel pursuant to the Nanea Purchase Agreement closes prior to April 1, 1998, 20% of the net sales proceeds (the "Nanea Set Aside Amount") shall be set aside and the remaining 80% of the net sales proceeds shall be applied in accordance with Section 3.1(a)(2)(iii) the order of priority specified as follows:

               a.   Other Land Loan.

               b.   The Puueo Land Loan.

               c.   Any one, several or all Facilities not specified in (a) and
(b) above as the Bank shall determine in its sole discretion.

               For purposes of this Paragraph 3, "net sales proceeds" means gross sales proceeds less reasonable closing costs approved by the Bank and less $800,000.00 for Infrastructure Improvements (such $800,000.00 to be referred to as the "Infrastructure Funds"). The Infrastructure Funds shall be deposited into an escrow account with Title Guaranty Escrow Services, Inc. (the "Escrow Account"), to be disbursed as provided in Paragraph 7 below.

               If the Nanea Purchase Agreement closes prior to April 1, 1998 and prior to the Iao II Purchase Agreement, the Nanea Set Aside Amount shall be deposited into the Assigned Account. If the Nanea Purchase Agreement closes prior to April 1, 1998 but after the Iao II Purchase Agreement, then the Nanea Set Aside Amount shall be applied as a mandatory payment reduction to the Working Capital LOC. If the Nanea Purchase Agreement closes after April 1, 1998, then the net sales proceeds shall be applied as specified above in this Paragraph 3; provided that the Bank may, in its sole discretion, first apply the net sales proceeds (or a portion thereof) toward accrued interest under the Master Facility Agreement. With the exception of the sale of the Nanea Parcel pursuant to the Nanea Purchase Agreement, as specified in this Paragraph 3, upon the occurrence of any Bulk Sale of Property, the provisions of Section 3.1(a)(2)(iii) shall apply.

          4. MANDATORY PAYMENT REDUCTION FOR SALE OF IAO II PARCEL. Notwithstanding the provisions of Section 3.1(a)(2)(iv), if the sale of the Iao II Parcel pursuant to the Iao II Purchase Agreement closes prior to April 1, 1998, 20% of the net sales proceeds (the "Iao II Set Aside Amount") shall be set aside and the remaining 80% of the net sales proceeds shall be applied in accordance with Section 3.1(a)(2)(iv) in the order of priority specified as follows:

               a.   The Other Land Loan.

               b.   The Puueo Land Loan

               c.   The Mauka Land Loan.

               d.   The Makai Land Loan.

               e.   The Construction LOC.

               f.   The Working Capital LOC.

               For purposes of this Paragraph 4, "net sales proceeds" means gross sales proceeds less reasonable closing costs approved by the Bank and less $294,000.00 for Road Improvements (such $294,000.00 to be referred to as "Roadway Funds"). The Roadway Funds shall be deposited into the Assigned Account and segregated in a subaccount of the Assigned Account (such segregated subaccount to be referred to as the "Roadway Account") to be disbursed as provided in Paragraph 5 below.

               If the Iao II Purchase Agreement closes prior to April 1, 1998 and prior to the Nanea Purchase Agreement, the Iao II Set Aside Amount shall be deposited into the Assigned Account. If the Iao II Purchase Agreement closes prior to April 1, 1998 but after the Nanea Purchase Agreement, then the Iao II Set Aside Amount shall be applied as a mandatory payment reduction to the Working Capital LOC. Unless otherwise agreed by the parties hereto in writing, if the Iao II Purchase Agreement closes after April 1, 1998, then the net sales proceeds shall be applied in accordance with Section 3.1(a)(2)(iv) in the order of priority specified above in clauses (a) through (f) in this Paragraph 4; provided that the Bank may, in its sole discretion, first apply the net sales proceeds (or a portion thereof) toward the accrued interest under the Master Facility Agreement. With the exception of the sale of the Iao II Parcel pursuant to the Iao II Purchase Agreement as specified in this Paragraph 4, upon the occurrence of any sale of the Other Parcels, the provisions of
Section 3.1(a)(2)(iv) shall apply.

          5. DISBURSEMENTS FROM ASSIGNED ACCOUNT. For purposes of this Paragraph 5, all references to the Assigned Account shall be deemed to include the Roadway Account, except as specifically stated otherwise. From time to time and so long as no Event of Default has occurred or is continuing, the Bank shall make disbursements from the Assigned Account in accordance with the following terms and conditions:

               a. DISBURSEMENT TO WORKING CAPITAL LOC DUE TO SALE OF NANEA PARCEL AND IAO II PARCEL. On the earlier to occur of the Outside Closing Date or April 1, 1998 (such later date to be referred to as the "Disbursement Date"), funds in the Assigned Account (except for the Roadway Funds in the Roadway Account) shall be disbursed in the following manner:

                    i. If the Disbursement Date occurs on the Outside Closing Date, the funds shall be applied as a mandatory principal payment to the Working Capital LOC.

                    ii. If the Disbursement Date occurs on April 1, 1998, the Bank may, in its sole discretion, apply the funds to the accrued interest under the Master Facility Agreement. The remaining funds, if any, (or all of the funds if the Bank does not apply any funds to accrued interest) may be applied as a mandatory principal payment to the Other Land Loan.

          b. DISBURSEMENT FOR ROADWAY IMPROVEMENTS FROM ROADWAY ACCOUNT. Before any disbursements of Roadway Funds are made, Borrower shall submit and the Bank shall have approved a budget (which budget categories shall be limited to consultant costs relating to civil engineering, soils engineering and archaelogical monitoring and to construction grading and construction contingency), CPM schedule and, as available, copies of construction and other consultant contracts (collectively, the "Roadway Documents") evidencing the Roadway Improvements can be completed for no more than $294,000.00. Whenever a disbursement of Roadway Funds from the Roadway Account is to be used to pay for the cost of construction of Roadway Improvements (whether such disbursement is used by the Borrower to pay for such improvement or to reimburse the Borrower for Borrower's payments for such improvement), the Bank shall have received, in each case in form and substance satisfactory to the Bank, each of the following:

               i. Evidence of the actual cost of such work on the Roadway Improvements for which payment is being requested (which cost shall conform to the Bank-approved budget).

               ii. Sworn statements, waivers of lien, affidavits and acceptable assurances of payment by the contractors, subcontractors and materialmen, and/or the subcontractors thereof, which shall cover all work, labor and materials, including but not limited to equipment and fixtures of all kinds, done, performed or furnished for the construction of the Roadway Improvements.

               iii. A copy of any construction or other consultant contract to the extent that such contract was not in effect at the time the Roadway Funds were first disbursed and the requested disbursement is for work related to such contract.

               Disbursements for Roadway Improvements are to be made no more frequently than once per month, pursuant to all of the provisions hereof and in accordance with the Roadway Documents. Under no circumstances shall the Bank be required to disburse more than $294,000.00 for Roadway Improvements. If Roadway Funds remain undisbursed from the Roadway Account upon completion and payment in full of the Roadway Improvements, such undisbursed funds shall be applied as a mandatory principal payment to the Other Land Loan.

          c. CONDITIONS TO ALL DISBURSEMENTS FROM ASSIGNED ACCOUNT. If an Event of Default under any of the Loan Documents occurs and is continuing, any funds then held in the Assigned Account may be used, at the Bank's sole discretion, to offset amounts due and owing to the Bank pursuant to the Loan Documents.

          6. WORKING CAPITAL ADVANCES. During the period of time commencing on the Effective Date and ending on the date that the accrued interest due on April 1, 1998 is paid, any request for a Working Capital Advance during such period (other than a request for a Working Capital Advance to pay for interest accrued under the Facilities) shall include evidence in form and substance satisfactory to the Bank that the Borrower is financially capable of paying the accrued interest to be due and owing on April 1, 1998 under the Master Facility Agreement.

          7.   INFRASTRUCTURE FUNDS AND ESCROW ACCOUNT.  Borrower agrees to:

               a. Execute irrevocable escrow instructions (the "Escrow Instructions") in the form attached hereto as Exhibit "A" and incorporated herewith with respect to the distribution of Infrastructure Funds from the Escrow Account.

               b. Deliver to the Bank (each in form and substance satisfactory to the Bank):

                    i. A budget for direct construction costs (such costs to be limited to those cost categories listed in Exhibit "B" attached hereto and incorporated herewith) and the Infrastructure Improvements prior to any disbursement of any Infrastructure Funds from the Escrow Account; and

                    ii. Copies of applicable construction and other consultant contracts prior to any disbursement of any Infrastructure Funds from the Escrow Account for work related to such contracts.

               Section 9 of the Master Facility Agreement is hereby amended to include the following as an Event of Default:

               The Borrower shall fail to comply with the provisions of the Escrow Instructions attached as Exhibit "A" to the First Modification (including, but not limited to, Borrower's issuance of a Payment Request which fails to conform to the Bank-approved budget, Borrower's failure to use the Infrastructure Funds in accordance with the Bank-approved budget and Borrower's failure to deliver copies of Payment Requests (as defined in the Escrow Instructions) to the Bank pursuant to the Escrow Instructions within 3 Business Days of Bank's demand for receipt of such copies).

     8. FEES. The agent's fee and the facility fee are considered earned as of the Effective Date, notwithstanding that portions of the facility fee are not due until later dates.

     It is further agreed that:

          1. All references to the Master Facility Agreement in the Notes and the Collateral Documents shall be deemed to mean the Master Facility Agreement as hereby amended.

          2. Except as specifically amended hereby, all other terms, conditions, and provisions contained in the Notes, the Master Facility Agreement and the Collateral Documents shall remain in full force and effect and unchanged.

          3. The Guarantor hereby: (a) consents to the foregoing First Amendment to Master Facility Agreement; (b) agrees that none of the foregoing shall affect or release the Guarantor from any of its obligations under the Guaranty; and (c) specifically acknowledges and confirms that the Guaranty shall apply to the note evidencing the Working Capital LOC, the Master Facility Agreement and the Collateral Documents, as modified by this First Modification to Master Facility Agreement.

          4. This Agreement shall be considered null and void unless the Bank receives an executed copy of this Agreement by March 31, 1998.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered on the date first above written.

                                        BANK OF HAWAII, a Hawaii corporation


                                        By /s/ Gene H. Tsuji
                                           ------------------------------------
                                           Name:  GENE H. TSUJI
                                           Title: Assistant Vice President


                                        C. BREWER HOMES, INC.,
                                        a Delaware corporation


                                        By /s/ Seth A. Bakes
                                           ------------------------------------
                                           SETH A. BAKES
                                           Its President and Chief Executive
                                               Officer


                                        By  /s/ Edward T. Foley
                                           ------------------------------------
                                           EDWARD T. FOLEY
                                           Its Executive Vice President and
                                               Chief Financial Officer


                                        C. BREWER AND COMPANY, LIMITED,
                                        a Hawaii corporation


                                        By /s/ Kent T. Lucien
                                           ------------------------------------
                                           Name:   KENT T. LUCIEN
                                           Title:  Executive Vice President

                                   March 23, 1998




Title Guaranty Escrow Services, Inc.
2103 Wells Street, Suite C
Wailuku, Maui, Hawaii 96793

Attention: Mr. Dennis Hinahara

               RE: PURCHASE AND SALE AGREEMENT AND INSTRUCTIONS TO ESCROW DATED DECEMBER 15, 1997 BY AND BETWEEN C. BREWER HOMES, INC., SELLER, AND JESSE E. SPENCER, BUYER (THE "AGREEMENT")

Ladies and Gentlemen:

          These instructions constitute additional, separate escrow instructions in connection with the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

          As further security for the construction of the off-site drainage improvements described in Paragraph 9.1(a) of the Agreement (the
"Improvements"), Seller does hereby instruct you (hereinafter sometimes referred to as "Escrow Holder") as follows:

          1. From the sales proceeds remaining after payment of Seller's one-half share of your fees as Escrow Agent and payment of the amounts required by the Seller under Paragraph 17 of the Agreement entitled "Proration, Fees and Costs," you are to deduct and deposit into an interest-bearing account to be designated in writing by the Seller the sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) (the "Escrow Fund"). Interest earned on the Escrow Fund shall accrue for the benefit of Seller.

          2.   Amounts in the Escrow Fund shall be disbursed by you within one
(1) Business Day of the receipt by you of a Payment Request executed by Seller
and in the form attached hereto as Annex A.   You shall not be held liable for
the sufficiency or correctness as to form, manner, execution or validity of any Payment Request executed by Seller and delivered to you, nor as to the identity, authority or rights of any person executing such Payment Request, and your duties hereunder shall be limited to the safekeeping of the Escrow
Fund, and for their disposition in accordance with the terms of this letter. In furtherance and

Title Guaranty Escrow Services, Inc.
March 23, 1998
Page 2


not in limitation of the foregoing, you shall accept a Payment Request document that appears on its face to be in order, without responsibility for further investigation, regardless of any demand, notice or information to the contrary.

          3. Seller hereby agrees, for the benefit of Buyer and Bank of Hawaii, as the Lender (the "Lender") pursuant to that certain Master Facility Agreement (Consolidated and Restructured) dated July 25, 1997, as amended, by and between Seller and Lender, that Seller shall provide Buyer and Lender with copies of any such Payment Request delivered to Escrow Holder. However, the failure by Seller to provide Buyer and Lender with copies of any such Payment Request shall not be grounds for withholding the disbursement of funds requested in a Payment Request executed by Seller and delivered to Escrow Holder.

          4. Notwithstanding anything to the contrary contained herein, Seller shall have the right, without the consent of Lender or Buyer, to pledge the Escrow Fund as security for any bond provided to the County of Maui for the completion of the Improvements.

          5. On the completion of the Improvements, Seller shall furnish you with a Certificate of Completion in the form attached hereto as Annex B. Any amounts remaining in the Escrow Fund shall, on receipt of the Certificate of Completion, be delivered to the Lender (attention: Mr. Gene Tsuji, phone 537-8700) or as directed by the Lender.

          6. Any charges incurred in connection with your administration of the Escrow Fund shall be paid by Seller.

          7. The instructions provided herein are irrevocable and may not be modified, countermanded or terminated in any way except by a written instrument signed by Seller, Buyer and the Lender.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Honolulu, Hawaii are authorized or required by law to close.

Title Guaranty Escrow Services, Inc.
March 23, 1998
Page 3


          Please signify your acceptance of the foregoing by signing in the space provided for below.

     Very truly yours,

     C. BREWER HOMES, INC.,
     a Delaware corporation


     By: /s/ Scott Nunokawa
        ---------------------------
     Name:   SCOTT NUNOKAWA
     Title:  Vice President

     By: /s/ SETH A. BAKES
        ---------------------------
     Name:   Seth A. Bakes
     Title:  President & Chief Executive Officer
                     Seller



APPROVED AND ACCEPTED

TITLE GUARANTY ESCROW
SERVICES, INC.



By: /s/ Lynette Aipa                    Date: 3/24/98
   --------------------------------          ---------------

                                    EXHIBIT "B"


                               MAKAI OFFSITE DRAINAGE

Consultants
          Civil Engineering
          Soil Engineering
          Archaeological Monitoring

Offsite Work

          Phase 1
               Mobilization
               36" ASRP
               30" ASRP
               36" Fab Bend
               30" Connection
               Catch Basin Type "B"
               4' x 3' Grated Inlet
               Manhole 7' Deep
               Manhole 9' Deep
               Manhole 10' Deep
               R & R Outlet Structure
               R & R Outlet Pipe
               Asphalt Restoration
               Traffic Control
               Contingency

          Phase 2
               Mobilization
               Raise Waiale Basin Spillway
               Geotextile Marring
               Grassing
               54" ASRP
               54" Fab Bend
               Mixing Manhole
               Excavation & Backfill
               Pavement Restoration
               Traffic Control
               Contingency